Exhibit 10.11

Power of Attorney

I, Xiaobo An, a Chinese citizen with Chinese Identification Card No.: *******, and a holder of 94.99% of the entire registered capital in Hexin E-Commerce Co., Ltd. (“Hexin E-Commerce”) as of the date when the Power of Attorney is executed, hereby irrevocably authorize Beijing Hexin Yongheng Technology Development Co., Ltd (“WFOE”) to exercise the following rights relating to all equity interests held by me now and in the future in Hexin E-Commerce (“My Shareholding”) during the term of this Power of Attorney:

WFOE is hereby authorized to act on behalf of myself as my exclusive agent and attorney with respect to all matters concerning My Shareholding, including without limitation to: 1) attending shareholders’ meetings of Hexin E-Commerce; 2) exercising all the shareholder’s rights and shareholder’s voting rights I am entitled to under the laws of China and H Hexin E-Commerce’s Articles of Association, including but not limited to the sale or transfer or pledge or disposition of My Shareholding in part or in whole; and 3) designate and appoint on behalf of myself the legal representative, the directors, supervisors, the chief executive officer and other senior management members of Hexin E-Commerce.

Without limiting the generality of the powers granted hereunder, WFOE shall have the power and authority to, on behalf of myself, execute all the documents I shall sign as stipulated in the Exclusive Option Agreement entered into by and among me, WFOE and Hexin E-Commerce on 1st November, 2016 and the Equity Pledge Agreement entered into by and among me, WFOE and Hexin E-Commerce on 1st November, 2016 (including any modification, amendment and restatement thereto, collectively the “Transaction Documents”), and perform the terms of the Transaction Documents.

Strictly Confidential

All the actions associated with My Shareholding conducted by WFOE shall be deemed as my own actions, and all the documents related to My Shareholding executed by WFOE shall be deemed to be executed by me. I hereby acknowledge and ratify those actions and/or documents by WFOE.

WFOE is entitled to re-authorize or assign its rights related to the aforesaid matters to any other person or entity at its own discretion and without giving prior notice to me or obtaining my consent. If required by PRC laws, WFOE shall designate a PRC citizen to exercise the aforementioned rights.

During the period that I am a shareholder of Hexin E-Commerce, this Power of Attorney shall be irrevocable and continuously effective and valid from the date of execution of this Power of Attorney.

During the term of this Power of Attorney, I hereby waive all the rights associated with My Shareholding, which have been authorized to WFOE through this Power of Attorney, and shall not exercise such rights by myself.

This Power of Attorney is written in Chinese and English. In case of any discrepancy between the Chinese version and the English version, the Chinese version shall prevail.

This Power of Attorney is signed on 1st November, 2016.

Xiaobo An

		By:	/s/ Xiaobo An
[SEAL]

Accepted by

Beijing Hexin Yongheng Technology Development Co., Ltd

By:	/s/ Xiaobo An
Name:	Xiaobo An
Title:	Legal Representative
[SEAL]

Acknowledged by:

Hexin E-Commerce Co., Ltd.

By:	/s/ Xiaobo An
Name:	Xiaobo An
Title:	Legal Representative

[SEAL]